**AGREEMENT REGARDING TERMINATION OF PRIOR CONTRACTS, RELEASE AND INDEMNIFICATION**

THIS AGREEMENT REGARDING TERMINATION OF PRIOR CONTRACTS, RELEASE AND INDEMNIFICATION ("Agreement"), is entered into effective as of the 1st day of September, 2005, by and among **THUNDER MOUNTAIN GOLD, INC.**, an Idaho corporation (TMG"), **DEWEY MINING CO., INC.**, an Idaho corporation ("Dewey Mining"), and **THE TRUST FOR PUBLIC LAND**, a California nonprofit public benefit corporation ("TPL").

WITNESSETH:

WHEREAS, TMG owns certain real property located in Valley County, Idaho, as more particularly described in the attached Exhibit A (the "TMG Property").

WHEREAS, Dewey Mining owns certain real property located in Valley County, Idaho, as more particularly described in the attached Exhibit B (the "Dewey Mining Property").

WHEREAS, the TMG Property and Dewey Mining Property, together with any and all improvements, fixtures, timber, water and minerals located thereon and any and all rights appurtenant thereto including but not limited to timber rights, water rights, grazing rights, access rights and mineral rights, shall be referred to in this Agreement as the "Subject Property."

WHEREAS, the Subject Property is located in the Frank Church/River of No Return Wilderness, and historically has been used and operated for the mining and production of gold ore.

WHEREAS, Dewey Mining and TMG entered into a Letter of Intent, dated February 28, 1992 (hereinafter "Letter of Intent"), agreeing to form a joint venture for the purpose of selling the Subject Property and other property of each entity to environmental interests, mining companies or other interested parties.

WHEREAS, TPL is a conservation organization having among its purposes the acquisition on behalf of the public of open space, scenic and recreational lands. TPL is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986 (as amended from time to time, the "Code") and is included in the "Cumulative List of Organizations" described in Section 170(c) of the Internal Revenue Code published by the Internal Revenue Service.

WHEREAS, in furtherance of its mission, TPL desires to incorporate the Subject Property in the National Forest System lands through a conveyance of the Subject Property to the United States Forest Service.

WHEREAS, TPL, Dewey Mining and TMG entered into an Option Agreement, dated July 14, 2000, as first amended on April 25, 2003 and as second amended on January 29, 2003 (collectively all of the foregoing are referred to as the "Option Agreement"), for the purchase and sale of the Subject Property for a minimum purchase price of $13,500,000.

WHEREAS, pursuant to the Option Agreement, Dewey Mining, TMG and TPL were obligated to agree upon a summary plan for the clean-up or remediation of hazardous substances on or under the Subject Property or in the ground or surface waters associated with the Subject Property, with all parties understanding that, as a result of mining activities on the Subject Property, the Subject Property has been exposed to and may contain certain Hazardous Substances (defined below), common to similar mine sites operated during the same periods in the State of Idaho.

WHEREAS, the parties now desire to terminate the Letter of Intent and the Option Agreement, and enter into certain Asset Purchase Agreements ("Asset Purchase Agreements"), to be executed commensurately herewith, for the sale and purchase of the Subject Property, to TPL for a minimum purchase price of $5,500,000 ("Purchase Price").

WHEREAS, to induce Dewey Mining and TMG to enter into the Asset Purchase Agreements for the Purchase Price, TPL agrees to assume the obligation and liability to investigate and remediate any contamination on, under, in or related to the Subject Property as required by all appropriate governmental authorities, and release and indemnify Dewey Mining, TMG and all of the shareholders, directors, officers and employees, past, present and future, of Dewey Mining and TMG, from and against any and all liability relating to the environmental condition of the Subject Property as set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and promises set for below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

## 1. TERMINATION OF PRIOR AGREEMENTS

This Agreement hereby terminates and supercedes in their entirety the Option Agreement and the Letter of Intent. Each of the parties release each other from any and all liability connected to, associated with, contingent upon or derived from the Option Agreement and the Letter of Intent.

## 2. REMEDIATION OBLIGATIONS OF TPL

2.1 TPL hereby agrees to perform and complete, or cause to be performed and completed, the cleanup, remediation and/or removal of (i) the existing and known Hazardous Substances (defined below) and other material and debris from the Subject Property as described in that certain Thunder Mountain Project – Payette National Forest-

Reclamation of Lands to be Acquired, finalized and recommended July 18, 2005and approved by the Regional Environmental Engineer July 19, 2005, prepared by Payette National Forest ("Forest Service Plan"), a copy of which is attached hereto as Exhibit C; and (ii) any Hazardous Substances and other material and debris from the Dewey Mining Property, including, without limitation, the mill and associated ancillary facilities such as tailings disposal area, fuel storage tank farm, lab, maintenance building, Dewey Camp, ore stockpiles, pit and waste rock dumps.

2.2 If any additional investigation, site monitoring, abatement, containment, clean-up, removal or other remedial work of any kind or nature is agreed to by TPL or TPL's successors in interest, with any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state or local, or any agency, instrumentality or authority thereof or any court or arbitrator (hereinafter "Governmental Body") because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in, on, from or with respect to the Subject Property (or any portion thereof), TPL shall commence or cause to be commenced, and thereafter diligently prosecuted to completion all such remedial work in accordance with all applicable Environmental Laws. TPL and its successors in interest shall be deemed to have agreed to any of the actions described above only if an officer, director, employee or agent who is duly authorized to do so on behalf of TPL or TPL's successor in interest has entered into a written agreement memorializing such agreement.

2.3 As used herein, "Hazardous Substance" shall mean and include, but shall not be limited to, any element, substance, compound, mixture, waste, material, pollutant, contaminant or other hazardous or toxic materials (including mining and radioactive substances and petroleum products) listed or subject to regulation under any federal, state or local statute, code, ordinance, regulation, permit, judgment, order, decree or injunction, or other legal requirement, and the common law, as now or hereafter amended, relating to pollution or the protection of the environment, natural resources or exposure of persons or property (all such laws, rules and regulations being referred to collectively as "Environmental Laws"), including any Environmental Laws pertaining to (i) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; and (viii) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products, radioactive materials, asbestos or asbestos-containing material, or solid or hazardous waste. As used above and otherwise in this Agreement, the terms "release" and "environment" shall have the

meaning set forth in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA").

## 3. RELEASE AND INDEMNIFICATION OF SHAREHOLDERS, OFFICERS AND DIRECTORS

3.1 Release of Indemnified Parties. TPL hereby unconditionally releases and discharges Dewey Mining, TMG, and all of the shareholders, directors, officers, employees and agents, past, present and future, of Dewey Mining and TMG, and the successors and assigns of each of the foregoing (all of such persons or entities being collectively referred to herein as "Indemnified Parties" and each such reference shall refer jointly and severally to each such persons), from any and all claims, actions, suits, proceedings, causes of action or demands (whether absolute, contingent, known or unknown, determinable or not determinable or otherwise) (hereinafter collectively "Claims") that TPL might have against the Indemnified Parties based on the introduction, release, discharge, use, storage or disposal of any Hazardous Substances on or from the Subject Property, including any right to seek contribution from the Indemnified Parties under any Environmental Law.

3.2 Indemnification. TPL hereby agrees to indemnify, save, defend and hold harmless the Indemnified Parties, from and against the full amount of any and all Claims, liabilities, judgments, awards, settlements, damages, costs and expenses (including attorneys' and consultants' fee and costs and including Claims asserted by third parties), arising from, in respect of, as a consequence of, or in connection with any of the following: (i) the presence, use, storage, disposal, processing, generation, transportation, treatment, discharge or release of any Hazardous Substances in, on, from or with respect to the Subject Property caused or permitted by TPL or TPL's successors in interest, or its or their shareholders, directors, officers, employees, contractors or agents (collectively the "TPL Related Parties"); (ii) the removal of any Hazardous Substances on, from or with respect to the Subject Property by TPL or the TPL Related Parties; (iii) the violation or claimed violation of any Environmental Laws in regard to the Subject Property after the date of this Agreement; (iv) the preparation of any environmental audit on the Subject Property after the date of this Agreement, whether conducted or authorized by TPL or any other person or entity, and the implementation of any such environmental audit's recommendations; (v) any future reclamation activities and/or environmental clean up of the Subject Property by TPL or TPL Related Parties; and (vi) any future reclamation activities and/or environmental clean up of the Subject Property by or required by any Governmental Body.

## 4. GENERAL.

4.1 Survival. The covenants and obligations contained in this Agreement shall survive the conveyance of assets to TPL pursuant to the Asset Purchase Agreements, and remain in full force and effect until fully performed. The release and indemnification contained in Section 3 of this Agreement shall survive indefinitely.

4.2 Successors and Assigns. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnified Parties, and their respective heirs, successors, affiliates, and legal representatives.

4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

4.4 Severability. Each provision of this Agreement is severable from any and all other provisions of this Agreement. Should any provision(s) of this Agreement be for any reason unenforceable, the balance shall nonetheless be of full force and effect.

4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

4.6 Recitals and Exhibits Incorporated. The recitals above and all Exhibits hereto are hereby incorporated as substantive provisions of this Agreement as if fully stated herein.

[End of Text]

IN WITNESS WHEREOF, the parties have executed this Agreement the first date above written

**THE TRUST FOR PUBLIC LANDS**

By: ______________________________

Eric R. Love, Rocky Mountain Program Director

**THUNDER MOUNTAIN GOLD, INC.**

By: ______________________________

E. James Collord, President

**DEWEY MINING CO., INC.**

By: ______________________________

______________________, President

IN WITNESS WHEREOF, the parties have executed this Agreement the first date above written

**THE TRUST FOR PUBLIC LANDS**

By: ______________________________
Eric R. Love, Rocky Mountain Program Director

**THUNDER MOUNTAIN GOLD, INC.**

By: ______________________________
E. James Collord, President

**DEWEY MINING CO., INC.**

By: ______________________________
E. JAMES COLLARD, President

# EXHIBIT A

**Parcel B**
Hawkeye and Hawkeye Fraction in Section 28, Township 19 North, Range 11 East
Survey #2300; Mining Patent #47125

**Parcel C**
Elk Group (Elk, Crowo, Burley) in SW1/4 NE1/4 Section 29, Township 19 North, Range 11 East
Survey #2301; Mining Patent #6872

**Parcel D**
Bullion Lode Mining Claim in Section 31, Township 19 North, Range 11 East
Survey #3524; Mining Patent #1226264

**Parcel F**
Holcomb Group (Fools Hen, UP Fraction, Magnolia, Hillside, Rams Horn, Yellow Hammer, Kitty Burton, Yellow Kitty Fraction); Vandal, Viking, Oro Grande, Yellow Metal; Louise Fraction;Survey #2292; Mining Patent #46866

NP Lode; Survey #2395; Mining Patent #144742

Manhattan; Survey #2394; Mining Patent #156402

Golden Eagle; Survey #2289; Mining Patent #46885

Dixie; Survey #2393; Mining Patent #156403

The above mining claims in Sections 19, 20, 29 and 30, Township 19 North, Range 11 East

**Parcel G**
Moonshine, Bonita, King Tut, Marjorie, Gem, Sunshine, Gold Bug, Giant; Sections 20, 21, 28 and 29, Township 19 North, Range 11 East; Survey #3523; Mining Patent #1226265

Exhibit B

Schedule 2

Commitment No. AMT0575-00

**Parcel A**
Buffalo Lode Mining Claim, approximately Section 20, Township 19 North, Range 11 East
Survey #2014; Mining Patent #43651

**Parcel B**
Hawkeye and Hawkeye Fraction in Section 28, Township 19 North, Range 11 East
Survey #2300; Mining Patent #47125

**Parcel C**
Elk Group (Elk, Crown, Burley) in SW1/4 NE1/4 Section 29, Township 19 North, Range 11 East
Survey #2301; Mining Patent #6872

**Parcel D**
Bullion Lode Mining Claim in Section 31, Township 19 North, Range 11 East
Survey #3524; Mining Patent #1226264

**Parcel E**
Dewey Group Mining Claims (Black Cat, Coal Pit Fraction, Equinox, Fraction, Gold Bug, Golden Reef, Golden Treasure, Goldie, Gravel Point, Parker, Poormans Treasure, Roosevelt) in Sections 20 and 29, Township 19 North, Range 11 East ; Survey #1988; Mining Patent #43496

**Parcel F**
Holcomb Group (Fools Hen, UP Fraction, Magnolia, Hillside, Rams Horn, Yellow Hammer, Kitty Burton, Yellow Kitty Fraction); Vandal, Viking, Oro Grande, Yellow Metal; Louise Fraction;Survey #2292; Mining Patent #46866

NP Lode; Survey #2395; Mining Patent #144742

Manhattan; Survey #2394; Mining Patent #156402

Golden Eagle; Survey #2289; Mining Patent #46885

Dixie; Survey #2393; Mining Patent #156403

The above mining claims in Sections 19, 20, 29 and 30, Township 19 North, Range 11 East

**Parcel G**
Moonshine, Bonita, King Tut, Marjorie, Gem, Sunshine, Gold Bug, Giant; Sections 20, 21, 28 and 29, Township 19 North, Range 11 East; Survey #3523; Mining Patent #1226265